Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Microtune, Inc. 2010 Stock Plan and the Microtune, Inc. 2010 Director Stock Plan of our report dated February 22, 2008, with respect to the consolidated financial statements for the year ended December 31, 2007 of Microtune, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

May 19, 2010